AGREEMENT


THIS AGREEMENT is made and entered into this 23rd day of February, 1998, by and among Mountaineer Gas Transmission, Inc., whose address is 408 37th Street, Parkersburg, West Virginia 26101, hereinafter referred to as ("MGT"), and Wasatch Pharmaceutical, Inc., whose address is 714 East 7200 South, Midvale, Utah 84047, hereinafter referred to as ("WASP").

                               W I T N E S S E T H

WHEREAS, WASP is the owner of a twenty-five percent interest in certain gas properties located in West Virginia, as shown in Exhibit A of this agreement; and,

WHEREAS, MGT wishes to purchase the afore mentioned gas properties with common stock of WASP.

NOW THEREFORE the parties agree as follows.

1. MGT will provide WASP with the Assignments for the assignment of interest of twenty-five percent of the working interest of the gas properties.

2. WASP will execute the Assignments (sign and notarize each Assignment) and return the assignments to MGT via overnight courier.

3. Upon receipt of the executed assignments, MGT will forward to WASP one million eight hundred thousand shares of Wasatch Pharmaceutical, Inc. issued to International Casualty and Surety Co., Ltd. As shown in Exhibit B of this agreement. MGT will deliver the shares same day via overnight courier upon receipt of the executed Assignments.

By the execution and completion of this Agreement, Mountaineer Gas Transmission, Inc. will forgive any costs associated with the operation of the afore mentioned gas wells from the original purchase of the properties, plus any past or future liabilities, to the current date.

This is the entire agreement, any changes, modifications, or amendments must be made in writing, agree by both parties.

This Agreement will be deemed to have been construed and delivered in the State of West Virginia and governed by the laws of the State of West Virginia.

MOUNTAINEER GAS TRANSMISSION, INC.                WASATCH PHARMACEUTICAL, INC.



/s/  Tyghe Williams                                   /s/  Gary V. Heesch
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BY:   TYGHE WILLIAMS, PRESIDENT                   BY:   GARY V. HEESCH, CHAIRMAN